Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form S-4 of China Cablecom Holdings, Ltd., of our report dated October 22, 2007, relating to the financial statements of China Cablecom Ltd. as of December 31, 2006 and for the period October 6, 2006 (inception) to December 31, 2006, which are contained in that Registration Statement.

We also consent to the reference to us under the caption ‘‘Experts’’ in the Registration Statement.

/s/ UHY LLP
UHY LLP
Albany, New York

February 11, 2008